Exhibit 99.1

For more information, contact:
John Hall: (253) 926-4007
jhall@rainierpac.com
**For Immediate Release**	or
Vic Toy: (253) 926-4038
vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc.
Reports Second Quarter Results

Tacoma, Washington – July 23, 2009 – Rainier Pacific Financial Group, Inc. (the “Company”) (NASDAQ GM: RPFG) announced today its second quarter results for the period ended June 30, 2009.  The Company recognized a net loss of $3.7 million, or $0.62 per diluted share, for the quarter ended June 30, 2009, compared to net income of $1.0 million, or $0.17 per diluted share, for the same period in 2008.  The loss for the second quarter of 2009 was primarily attributable to a $4.0 million provision for loan losses; non-cash pre-tax other-than-temporary impairment (“OTTI”) charges of $1.8 million relating to three of the Company’s 15 investment holdings in pooled trust preferred collateralized debt obligation (“trust preferred CDO”) securities, which are collateralized by trust preferred securities issued by over 500 banks and 39 insurance companies geographically dispersed across the United States; and $1.3 million in FDIC deposit insurance and assessment costs.  For the six months ended June 30, 2009, the Company recognized a net loss of $8.3 million, or $1.39 per diluted share, compared to net income of $2.5 million, or $0.41 per diluted share, for the same six month period in 2008.

Despite the net loss for the second quarter, the Company’s total shareholders’ equity increased by $2.7 million during the period to $41.9 million at June 30, 2009, compared to $39.2 million at March 31, 2009 and $75.5 million at June 30, 2008.  The increase in shareholders’ equity was primarily attributable to positive fair value adjustments recorded in the Company’s portfolio of trust preferred CDO securities during the quarter ended June 30, 2009.  The weighted average fair value of the 15 trust preferred CDO securities was approximately $0.33 per $1.00 of par value (representing an aggregate fair value of $36.3 million) at June 30, 2009, compared to $0.26 per $1.00 of par value (representing an aggregate fair value of $28.2 million) at March 31, 2009 and $0.75 per $1.00 of par value (representing an aggregate fair value of $81.6 million) at June 30, 2008.  Accordingly, the Company’s capital ratio (i.e., shareholders’ equity divided by total assets) increased during the quarter to 5.11% at June 30, 2009, compared to 4.56% and 8.68% at March 31, 2009 and June 30, 2008, respectively.  The tangible common equity-to-assets ratio increased to 4.75% at June 30, 2009, compared to 4.21% at March 31, 2009 and 8.30% at June 30, 2008.  The Company’s book value and tangible book value per share as of June 30, 2009 also increased to $6.98 and $6.49 per share, respectively.

The Company’s trust preferred CDO securities are substantially illiquid, and their evaluation of impairment and the determination of fair value are highly complex and involve a comprehensive process including quantitative modeling and significant judgment.  As of June 30, 2009, seven of the 15 trust preferred CDO securities with a par value of $34.1 million, held by the Company, were determined to involve OTTI, compared to six of the securities with a par value of $29.1 million that were determined to involve OTTI as of March 31, 2009.  As part of the evaluation, management completed an analysis of projected cash flows for each trust preferred CDO security, which incorporates both known and projected defaults by the bank and insurance company issuers of the underlying debt obligations of the trust preferred securities that collateralize the trust preferred CDO securities, to determine each security’s net present value.  The net present values were calculated in a manner consistent with the methodology used in the March 31, 2009 evaluation.  The net present value of each security was compared to the security’s amortized cost in connection with determining if the security involved OTTI.  Based on the Company’s evaluation, two of the six trust preferred CDO securities previously determined to involve OTTI incurred $1.6 million in additional credit losses for the quarter ended June 30, 2009, with the four others experiencing no further credit loss.  One additional trust preferred CDO security was determined to involve OTTI as of June 30, 2009 and resulted in the recognition of $218,000 in credit losses for the quarter ended June 30, 2009.  The three securities determined to have incurred a credit loss during the quarter resulted in total non-cash pre-tax impairment charges of $1.8 million for the quarter ended June 30, 2009, compared to five securities that incurred $8.5 million in impairment charges for the quarter ended March 31, 2009.  In addition to the credit losses recognized, the Company recorded the temporary change in the non-credit related factors of fair value for these three securities as an unrealized loss of $57.4 million (pre-tax), and a component of shareholders’ equity (i.e., accumulated other comprehensive loss).  To determine the fair value of the trust preferred CDO securities, the Company engaged an independent financial consulting firm to assist the Company’s management in its quarterly evaluation of the fair value of these securities.  Based upon management’s quarterly evaluation, management determined the Company’s trust preferred CDO securities had an aggregate fair value of $36.3 million, including the seven trust preferred CDO securities involving OTTI that had an aggregate fair value of $8.8 million at June 30, 2009.

The effects of the trust preferred CDO securities on the Company’s earnings and capital position will continue to be influenced by external market conditions and other factors outside of the Company’s control, including but not limited to; specific issuer credit deterioration, deferral and default rates of specific issuer financial institutions, failure or government seizure of the underlying financial institution or insurance company issuers, rating agency actions, regulatory actions, and the prices at which observable market transactions in these types of securities occur.  While management closely monitors the performance of the trust preferred CDO securities and does not intend to sell these securities prior to their recovery in value, the current market environment significantly limits the Company’s ability to mitigate its exposure to future OTTI conditions and valuation changes in these securities.  Accordingly, if the previously described market conditions deteriorate further or other detrimental factors occur, it is likely that the Company would then determine that additional holdings of its trust preferred CDO securities portfolio involve OTTI, and such a determination would correspondingly have a further material adverse affect on the Company’s earnings, shareholders’ equity, and regulatory capital.

The Company’s net interest margin was 2.73% for the quarter ended June 30, 2009, compared to 2.85% and 3.13% for the quarters ended March 31, 2009 and June 30, 2008, respectively.  The yield on the Company’s interest-earning assets decreased to 5.54% for the quarter ended June 30, 2009, compared to 5.90% and 6.32% for the quarters ended March 31, 2009 and June 30, 2008, respectively.  The Company’s cost of interest-bearing liabilities also decreased to 2.86% for the quarter ended June 30, 2009, compared to 3.09% and 3.51% for the quarters ended March 31, 2009 and June 30, 2008, respectively.  The decline in asset yields for the second quarter of 2009 related primarily to the loss of relatively higher loan yields that were being earned on the VISA credit card portfolio that was sold in February 2009, the increased level of non-performing assets, the higher level of low-rate interest-bearing deposits currently being maintained by the Company to provide a sufficient level of liquidity, and the general decline in market interest rates.  The decline in the cost of interest-bearing liabilities relates primarily to reductions in the rates of interest paid on retail customer deposits during the quarter.

Upon completing its quarterly evaluation of the allowance for loan losses, including consideration given to the increased level of classified loans that are predominately single-family land development and construction loans, the Company increased its provisions for loan losses to $4.0 million for the quarter ended June 30, 2009, compared to provisions for loan losses of $2.3 million and $550,000 for the quarters ended March 31, 2009 and June 30, 2008, respectively.  This increased provision resulted in an allowance for loan losses of $11.7 million, or 1.90% of total loans, at June 30, 2009; compared to $8.5 million, or 1.32% of total loans, at March 31, 2009; and $8.3 million, or 1.25% of total loans, at June 30, 2008.

Non-interest income for the quarter ended June 30, 2009 was $2.8 million, or $240,000 more than the $2.6 million for the same period in 2008.  This increase was primarily attributable to a $424,000 increase in gains generated on the sale of $29.5 million in single-family mortgage loans during the quarter ended June 30, 2009, compared to the sale of $22.9 million during the same period in 2008.

Non-interest expenses were $7.8 million for the quarter ended June 30, 2009, compared to $6.9 million incurred during the same period in 2008.  The increase was primarily attributable to $1.3 million of Federal Deposit Insurance Corporation (“FDIC”) deposit insurance premiums and regulatory assessments, compared to $65,000 for the same quarter a year ago.  This increase was partially offset by a $401,000 decrease in compensation and benefits costs that is primarily a result of a reduction of 10 full-time equivalent employees, the elimination of equity-based compensation for executive officers and board members, and lower employee incentive and retirement compensation.

Total loans were $615.8 million at June 30, 2009, compared to $640.3 million at March 31, 2009 and $672.3 million at December 31, 2008.  The decrease in the loan portfolio resulted primarily from the Company’s focus on lowering its asset base by reducing new loan originations for its portfolio, the shrinkage of the land development and construction loan portfolio, and the amortization of the consumer loan portfolio, as well as the sale of single-family mortgage loans and certain multi-family loans sold at par value during the quarter ended June 30, 2009.  For the quarter ended June 30, 2009, the yield on loans was 6.07%, compared to 6.26% and 6.80% for the quarters ended March 31, 2009 and June 30, 2008, respectively.  Total loan originations were $36.4 million during the quarter ended June 30, 2009, compared to $53.3 million and $66.3 million for the quarters ended March 31, 2009 and June 30, 2008, respectively.  At June 30, 2009, the loan portfolio consisted of 41.3% commercial real estate loans, 23.0% multi-family real estate loans, 10.9% land development and real estate construction loans, 8.5% one- to four-family real estate loans, 7.5% commercial business loans, 6.2% home equity loans, and 2.6% consumer loans (excluding home equity loans).

During the three months ended June 30, 2009, the Company sold $29.5 million of fixed-rate single-family residential loans and $4.1 million of multi-family residential loans, compared to $22.9 million in single-family loan sales during the same period in 2008.  At June 30, 2009, the portfolio of loans serviced for others increased to $179.9 million, compared to $163.7 million and $127.8 million at March 31, 2009 and June 30, 2008, respectively.

Net loan charge-offs were $737,000 for the quarter ended June 30, 2009, compared to $7.2 million for the quarter ended March 31, 2009 and $258,000 for the quarter ended June 30, 2008, and are primarily related to real estate construction loans.  During the quarter, non-performing assets (inclusive of loans, other real estate owned, and other repossessed assets) increased to $39.9 million, or 4.85% of total assets, at June 30, 2009; compared to $25.4 million, or 2.96% of total assets, at March 31, 2009; and $14.3 million, or 1.65% of total assets, at June 30, 2008.  The ratio of loans more than 30 days delinquent as a percentage of total loans also increased to 5.49% at June 30, 2009, compared to 3.13% and 1.07% at March 31, 2009 and June 30, 2008, respectively.  As of June 30, 2009, non-performing assets totaled $39.9 million, of which $37.3 million, or 93.5%, were concentrated in five residential builder relationships.  The $37.3 million in non-performing assets to these builders was comprised of $27.0 million in real estate construction loans (of which $26.2 million are land development loans on properties located in the Pierce and South King Counties), $2.3 million in commercial business loans, and $8.0 million in real estate owned (located in Pierce and North Thurston Counties).

Total deposits were $489.0 million at June 30, 2009, compared to $508.6 million at March 31, 2009 and $463.7 million at June 30, 2008, as the Bank continued to reduce its portfolio of brokered deposits to $31.0 million, or 6.3% of total deposits at June 30, 2009 from $70.8 million, or 13.9% of total deposits at March 31, 2009.  Total retail deposits increased by $20.2 million to $458.0 million at June 30, 2009 from $437.8 million at March 31, 2009.  Core deposits (comprised of checking, savings, money market, and individual retirement accounts) also increased to $272.1 million, or 55.6% of total deposits at June 30, 2009, compared to $268.7 million, or 52.8% of total deposits at March 31, 2009.  For the quarter ended June 30, 2009, the average cost of interest-bearing deposits decreased to 1.84%, compared to 2.24% for the quarter ended March 31, 2009 and 2.84% for the quarter ended June 30, 2008.  The decline in the cost of interest-bearing deposits related primarily to lower market interest rates and the increase in core deposits, which are usually less costly than certificates of deposit.

The investment securities portfolio at June 30, 2009 (excluding $13.7 million in Federal Home Loan Bank of Seattle stock holdings recorded at cost) totaled $65.4 million, compared to $60.8 million at March 31, 2009 and $132.0 million at June 30, 2008.  The investment securities portfolio contains $36.3 million of trust preferred CDO securities recorded at their fair value (representing $108.4 million in par value, less $14.7 million in accumulated pre-tax OTTI credit losses charged against earnings and $57.4 million in pre-tax non-credit related losses recognized in the accumulated other comprehensive loss component of shareholders’ equity), $19.8 million of mortgage-backed securities, and $9.4 million of municipal bonds recorded at amortized cost.

Given that the investment ratings of all of the trust preferred CDO securities declined over the past eight months to highly speculative, the Company’s subsidiary, Rainier Pacific Bank (the “Bank”) is required to maintain higher levels of regulatory risk-based capital for the portfolio of trust preferred CDO securities because of the greater perceived risk of default by the underlying bank and insurance company issuers.  Therefore, the Bank is required to apply a higher “risk weighting formula” to these securities in calculating its regulatory capital ratios.  That formula calls for increasing the Bank’s risk-weighted assets for these securities to $418.2 million, well above the $108.4 million in par value held by the Company, in calculating the Bank’s regulatory capital ratios, thereby diluting such ratios.  Upon applying the higher level of risk-weighted assets to the Bank’s regulatory capital ratios, the calculated ratios are as follows at June 30, 2009:  a Tier I leverage ratio of 7.94% (compared to a “well capitalized” threshold of 5.00%); a Tier I risk-based capital ratio of 6.30% (compared to a “well capitalized” threshold of 6.00%); and a total risk-based capital ratio of 7.43% (compared to a “well capitalized” threshold of 10.00% and an “adequately capitalized” threshold of 8.00%).  Accordingly, with a total risk-based capital ratio of 7.43%, the Bank is categorized as “under capitalized” as calculated under the regulatory capital standards, and both the Bank and the Company are subject to a higher level of regulatory oversight and supervision.  Undercapitalized banks may not accept, renew, or rollover brokered deposits or solicit deposits yielding more than 75 basis points over prevailing rates in either the Bank’s market area or the area where deposits are solicited.  In addition, as a result of being undercapitalized, the Bank is subject to certain regulatory restrictions.  These restrictions include, among others, that the Bank generally may not make any capital distributions; must submit an acceptable capital restoration plan to the FDIC; may not increase its average total assets during a calendar quarter in excess of its average total assets during the preceding calendar quarter unless any increase in total assets is consistent with the capital restoration plan approved by the FDIC and the Bank’s ratio of tangible equity to total assets increases during the calendar quarter at a rate sufficient to enable the Bank to become adequately capitalized within a reasonable time; and may not acquire a business, establish or acquire a branch office, or engage in a new line of business without regulatory approval.  In light of the current challenging operating environment, the Company and Bank continue to work closely with its federal and state banking regulators to improve asset quality and capital adequacy, while maintaining sufficient liquidity.

“The operating environment remains very challenging, with continued weakness in the local residential construction market placing continued pressure on the Bank’s land development and construction loan portfolio, while the broader economic recession continues to take a toll on the financial services industry nationwide.  As a result, we experienced deterioration in the Bank’s residential construction and land development loan portfolio and recorded further credit losses on the trust preferred CDO securities holdings during the second quarter.  We are hopeful that the operating environment will gradually improve; however, we anticipate the improvement to be slow during the next few quarters.  We are pleased with the stability of the Bank’s core business operations during these difficult times and will continue to focus on improving Rainier Pacific’s profitability and capital ratios during the balance of the year,” said John A. Hall, President and CEO.

Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Bank, a Tacoma, Washington-based state-chartered savings bank operating 14 full-service locations in the Tacoma-Pierce County and City of Federal Way market areas.
For additional information, visit Rainier Pacific’s website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” and “potential.”  These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s strategies.  These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets in the Company’s loan portfolio, result in the Company’s allowance for loan losses not being adequate to cover actual losses, and require the Company to materially increase its reserves; changes in general economic conditions, either nationally or in the Company’s market areas; changes in the levels of general interest rates, and the relative differences between short and long term interest rates, deposit interest rates,  net interest margin, and funding sources; deposit flows; fluctuations in the demand for loans, the number of unsold homes and other properties, and fluctuations in real estate values in the Company’s market areas; adverse changes in the securities markets, including changes in the ability of the issuers of trust preferred CDO securities the Company owns to repay their obligations; changes as a result of examinations of the Company by the Federal Reserve Board and its bank subsidiary by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks, or other regulatory authorities, or as a result of agreements with these regulators, including the possibility that any such regulatory authority may, among other things, require the Company to increase its reserve for loan losses, write-down assets, change its regulatory capital position, or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect the Company’s liquidity and earnings; the Company’s ability to control operating costs and expenses; the use of estimates in determining fair value of certain of the Company’s assets, which estimates may prove to be incorrect and result in significant declines in valuation; difficulties in reducing risk associated with the loans on the Company’s balance sheet; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect the Company’s work force and potential associated charges; computer systems on which the Company  depends could fail or experience a security breach, or the implementation of new technologies may not be successful; the Company’s ability to retain key members of its senior management team; costs and effects of litigation, including settlements and judgments; the Company’s ability to manage loan delinquency rates; increased competitive pressures among financial services companies; changes in consumer spending, borrowing, and savings habits; legislative or regulatory changes that adversely affect the Company’s business including changes in regulatory policies and principles, including the interpretation of regulatory capital or other rules; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; inability of key third-party providers to perform their obligations to the Company; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board, including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; economic impact of war or any terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting the Company’s operations; pricing, products, and services; time to lease excess space in Company-owned buildings; and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2008.  Any of the forward-looking statements that the Company makes in this press release and in the other public statements  may turn out to be wrong because of inaccurate assumptions the Company  might make,  the factors illustrated above, or  other factors that the Company cannot foresee.  Because of these and other uncertainties, the Company’s actual future results may be materially different from those expressed in any forward-looking statements made by or on the Company’s behalf.  Therefore, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements.  The Company undertakes no responsibility to update or revise any forward-looking statement.

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Condition
(Dollars in Thousands)

ASSETS

	At June 30,	At March 31,	At December 31,
	2009	2009	2008

Cash and cash equivalents	$8,758	$6,184	$8,811
Interest-bearing deposits with banks	47,666	64,051	29,425
Securities available-for-sale	36,280	28,233	14,895
Securities held-to-maturity (fair value at June 30, 2009: $29,774; at March 31, 2009: $33,243; at December 31, 2008: $34,162)	29,167	32,598	33,984
Federal Home Loan Bank of Seattle (“FHLB”) stock, at cost	13,712	13,712	13,712

Loans held-for-sale	-	9,573	1,505
Loans	615,833	630,695	670,776
Less: allowance for loan losses	(11,719)	(8,456)	(13,329)
Loans, net	604,114	631,812	658,952

Premises and equipment, net	33,298	33,458	33,770
Accrued interest receivable	3,071	3,322	3,535
Real estate owned	8,077	6,087	6,796
Deferred tax asset, net	31,330	32,786	37,551
Other assets	5,918	6,081	5,802

TOTAL ASSETS	$821,391	$858,324	$847,233

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits
Non-interest bearing	$43,447	$45,166	$40,331
Interest-bearing	445,512	463,443	478,908
Total deposits	488,959	508,609	519,239

Borrowed funds	281,421	299,681	291,217
Corporate drafts payable	1,498	3,927	1,554
Accrued compensation and benefits	1,163	1,013	1,745
Other liabilities	6,409	5,929	4,184

TOTAL LIABILITIES	779,450	819,159	817,939

SHAREHOLDERS’ EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 6,294,898 shares issued and 6,005,312 shares outstanding at June 30, 2009; 6,294,898 shares issued and 5,986,809 shares outstanding at March 31, 2009; and 6,295,298 shares issued and 5,968,393 shares outstanding at Dec. 31, 2008	51,163	51,284	51,303
Unearned Employee Stock Ownership Plan (“ESOP”) shares	(2,884)	(3,054)	(3,224)
Accumulated other comprehensive loss, net of tax	(37,843)	(44,270)	(47,206)
Retained earnings	31,505	35,205	28,421

TOTAL SHAREHOLDERS’ EQUITY	41,941	39,165	29,294

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$821,391	$858,324	$847,233

Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statements of Operations
(Dollars in Thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2009	2008		2009	2008
INTEREST INCOME
Loans	$9,534	$11,191		$19,776	$22,468
Securities available-for-sale	595	1,276		1,429	3,133
Securities held-to-maturity	330	420		683	871
Interest-bearing deposits	32	6		51	33
FHLB dividends	-	48		-	82
Total interest income	10,491	12,941		21,939	26,587
INTEREST EXPENSE
Deposits	2,075	2,979		4,707	6,566
Borrowed funds	3,232	3,524		6,458	7,040
Total interest expense	5,307	6,503		11,165	13,606
Net interest income	5,184	6,438		10,774	12,981
PROVISION FOR LOAN LOSSES	4,000	550		6,300	700
Net interest income after provision for loan losses	1,184	5,888		4,474	12,281

NON-INTEREST INCOME
Deposit service fees	868	908		1,666	1,747
Loan service fees	214	287		445	602
Insurance service fees	503	529		1,090	1,079
Investment service fees	175	121		350	285
Real estate lease income	177	262		434	508
Gain on sale of securities, net	-	-		-	11
Gain on sale of loans, net	874	450		4,435	685
Gain (loss) on sale of other real estate owned	(8)	7		(10)	7
Loss on sale of premises and equipment, net	(2)	(1)		(3)	(1)
Other operating income	40	38		84	499
Total non-interest income	2,841	2,601		8,491	5,422

NON-INTEREST EXPENSE
Compensation and benefits	3,641	4,042		7,266	8,102
Office operations	927	937		1,883	1,892
Occupancy	630	616		1,268	1,230
Loan servicing	119	123		254	232
Outside and professional services	264	248		749	696
Marketing	274	218		531	502
Federal deposit insurance premiums and assessments	1,261	65		1,755	130
Other operating expenses	655	651		1,454	1,074
Total non-interest expense	7,771	6,900		15,160	13,858

IMPAIRMENT ON SECURITIES
Total other-than-temporary impairment losses	(2,035)	-		(3,468)	-
Portion of gains (losses) recognized in other comprehensive loss	227	-		(6,823)	-
Net impairment losses	(1,808)	-		(10,291)	-

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(5,554)	1,589		(12,486)	3,845

PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(1,854)	572		(4,173)	1,384

NET INCOME (LOSS)	$(3,700)	$1,017		$(8,313)	$2,461

EARNINGS (LOSS) PER COMMON SHARE
Basic	$(0.62)	$0.17		$(1.39)	$0.41
Diluted	$(0.62)	$0.17		$(1.39)	$0.41
Weighted average shares outstanding – Basic	5,993,150 (1)	5,987,866	(2)	5,983,869 (1)	5,985,629	(2)
Weighted average shares outstanding – Diluted	5,993,150	5,987,866		5,983,869	5,985,629

(1)
Weighted average shares outstanding – Basic includes 268,173 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the 2004 Management Recognition Plan (“MRP”), net of forfeited shares.

(2)	Weighted average shares outstanding – Basic includes 262,877 vested and ratably earned shares of the 326,300 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	Three Months Ended
	June 30, 2009	March 31, 2009	December 31, 2008	September 30, 2008
INTEREST INCOME
Loans	$9,534	$10,242	$10,794	$10,666
Securities available-for-sale	595	834	1,325	1,304
Securities held-to-maturity	330	353	381	398
Interest-bearing deposits	32	19	3	-
FHLB dividends	-	-	-	48
Total interest income	10,491	11,448	12,503	12,416
INTEREST EXPENSE
Deposits	2,075	2,632	2,934	2,735
Borrowed funds	3,232	3,226	3,377	3,527
Total interest expense	5,307	5,858	6,311	6,262
Net interest income	5,184	5,590	6,192	6,154
PROVISION FOR LOAN LOSSES	4,000	2,300	300	6,000
Net interest income after provision for loan loss	1,184	3,290	5,892	154
NON-INTEREST INCOME
Deposit service fees	868	798	873	958
Loan service fees	214	231	289	310
Insurance service fees	503	587	537	598
Investment service fees	175	175	238	147
Real estate lease income	177	257	406	270
Gain on sale of securities, net	-	-	28	1
Gain on sale of loans, net	874	3,561	303	190
Gain (loss) on sale of other real estate owned	(8)	(2)	4	(32)
Gain (loss) on sale of premises and equipment, net	(2)	(1)	(1)	-
Other operating income	40	44	32	37
Total non-interest income	2,841	5,650	2,709	2,479
NON-INTEREST EXPENSE
Compensation and benefits	3,641	3,625	4,722	4,044
Office operations	927	956	924	990
Occupancy	630	638	658	572
Loan servicing	119	135	140	127
Outside and professional services	264	485	414	283
Marketing	274	257	543	260
Federal deposit insurance premiums and assessments	1,261	494	89	81
Other operating expenses	655	799	447	665
Total non-interest expense	7,771	7,389	7,937	7,022
IMPAIRMENT ON SECURITIES
Total other-than-temporary impairment losses	(2,035)	(1,433)	(21,706)	-
Portion of gains (losses) recognized in other comprehensive loss	227	(7,050)	-	-
Net impairment losses	(1,808)	(8,483)	(21,706)	-
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(5,554)	(6,932)	(21,042)	(4,389)

PROVISION (BENEFIT) FOR FEDERAL INCOME TAX	(1,854)	(2,319)	(6,916)	(1,439)
NET INCOME (LOSS)	$(3,700)	$(4,613)	$(14,126)	$(2,950)
EARNINGS (LOSS) PER COMMON SHARE
Basic	$(0.62)	$(0.77)	$(2.36)	$(0.49)
Diluted	$(0.62)	$(0.77)	$(2.36)	$(0.49)
Weighted average shares outstanding – Basic	5,993,150 (1)	5,974,588 (2)	5,991,574 (3)	5,998,207 (4)
Weighted average shares outstanding – Diluted	5,993,150	5,974,588	5,991,574	5,998,207
(1)	Weighted average shares outstanding – Basic includes 268,173 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the MRP, net of forfeited shares.
(2)	Weighted average shares outstanding – Basic includes 266,644 vested and ratably earned shares of the 269,340 restricted shares granted and issued under the MRP, net of forfeited shares.
(3)	Weighted average shares outstanding – Basic includes 265,202 vested and ratably earned shares of the 269,740 restricted shares granted and issued under the MRP, net of forfeited shares.
(4)	Weighted average shares outstanding – Basic includes 277,513 vested and ratably earned shares of the 326,100 restricted shares granted and issued under the MRP, net of forfeited shares.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)
	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
	2009	2009	2008	2008	2008
Loan portfolio composition:
Real estate:
One- to four-family residential (1)	$52,463	$58,516	$56,325	$65,997	$75,879
Five or more family residential	141,794	149,562	148,949	141,449	146,050
Commercial	253,981	256,985	253,801	248,243	245,522
Total real estate	448,238	465,063	459,075	455,689	467,451
Real estate construction:
One- to four-family residential	55,529	59,263	71,424	79,120	79,581
Five or more family residential	495	491	483	471	-
Commercial	11,004	9,602	9,953	5,991	4,032
Total real estate construction	67,028	69,356	81,860	85,582	83,613
Consumer:
Automobile	8,645	10,127	11,818	13,409	15,621
Home equity	38,143	40,843	42,442	42,660	42,344
Credit cards	-	-	23,192	22,793	22,063
Other	7,384	7,547	8,132	8,123	7,962
Total consumer	54,172	58,517	85,584	86,985	87,990
Commercial business	46,395	47,333	45,762	35,991	24,920
Subtotal	615,833	640,269	672,281	664,247	663,974
Less: Allowance for loan losses	(11,719)	(8,456)	(13,329)	(13,943)	(8,271)
Total loans, net	$604,114	$631,813	$658,952	$650,304	$655,703
Sold loans, serviced for others	$179,943	$163,657	$148,493	$135,496	$127,824
Non-performing assets:
Loans 90 days or more past due or non-accrual loans (2):
Real estate	$-	$-	$-	$-	$-
Real estate construction	29,265	17,490	24,042	31,243	13,461
Consumer	225	244	488	242	415
Commercial business	2,300	1,596	14	288	-
Repossessed assets	10	25	38	-	-
Other real estate owned	8,077	6,087	6,796	103	446
Total non-performing assets (3)	$39,877	$25,442	$31,378	$31,876	$14,322
Loans greater than 30 days delinquent (2)	$33,780	$20,027	$26,863	$26,049	$7,091
Loans greater than 30 days delinquent as a pct. of loans	5.49%	3.13%	4.00%	3.92%	1.07%
Non-performing loans as a pct. of loans	5.16%	3.02%	3.65%	4.78%	2.09%
Non-performing assets as a pct. of assets	4.85%	2.96%	3.70%	3.79%	1.65%
Allowance for loan loss as a pct. of non-performing loans	36.86%	43.75%	54.31%	43.88%	59.61%
Allowance for loan loss as a pct. of non-performing assets	29.39%	33.24%	42.48%	43.74%	57.75%
Allowance for loan loss as a pct. of total loans	1.90%	1.32%	1.98%	2.10%	1.25%

Core deposits (all deposits, excluding CDs)	$272,108	$268,663	$256,689	$247,990	$238,271
Retail CDs	185,869	169,146	175,108	151,355	164,220
Brokered CDs	30,982	70,800	87,442	64,711	61,234
Total deposits	$488,959	$508,609	$519,239	$464,056	$463,725
Loans/Deposits	125.95%	125.89%	129.47%	143.14%	143.18%
Equity/Assets	5.11%	4.56%	3.46%	6.84%	8.68%
Tangible Equity/Assets	4.75%	4.21%	3.09%	6.46%	8.30%

(1)	Includes loans held-for-sale.
(2)
The Company may classify selected loans as non-accrual although the contractual payments on the loans are not past due, based upon other factors or characteristics known to the Company relating to the loan or the borrower.  Therefore, the amount of loans reported as “90 days or more past due or non-accrual loans” may exceed the amount of loans reported as “greater than 30 days delinquent”.

(3)
Excludes one trust preferred CDO security in an amount of $2.9 million (amortized cost) as of June 30, 2009 that is being treated by the Company as “non-accrual.”  Due to the rights granted to the issuers of the debt collateralizing the security, that allow the issuers to contractually defer interest payments for up to 20 consecutive quarters, the security is not deemed to be “non-performing” under its original terms.

Rainier Pacific Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

Loan growth (decline)	(3.82%)	1.27%	(8.40%)	4.23%
Deposit growth (decline)	(3.86%)	(1.62%)	(5.83%)	0.48%
Equity growth (decline)	7.09%	(10.11%)	43.17%	(12.98%)
Asset growth (decline)	(4.30%)	(0.95%)	(3.05%)	(0.95%)

Loans originated	$36,425	$66,267	$89,678	$146,521
Loans sold	$33,635	$22,878	$89,194	$36,456
Loans charged-off, net	$737	$258	$7,910	$508

Increase in non-interest income	9.23%	10.96%	56.60%	18.23%
Increase (decrease) in non-interest expense	12.62%	(2.84%)	9.40%	(2.48%)
Net charge-offs to average loans	0.47%	0.16%	2.45%	0.16%
Efficiency ratio	96.83%	76.34%	78.69%	75.30%
Return on assets	(1.76%)	0.46%	(1.97%)	0.56%
Return on equity	(34.37%)	5.00%	(44.64%)	5.87%

Interest-earning assets:
Yield on loans	6.07%	6.80%	6.17%	6.96%
Yield on investments	3.29%	4.63%	3.87%	5.19%
Yield on FHLB stock	0.00%	1.40%	0.00%	1.20%
Yield on interest-earning assets	5.54%	6.32%	5.73%	6.52%

Interest-bearing liabilities:
Cost of deposits	1.84%	2.84%	2.05%	3.16%
Cost of borrowed funds	4.42%	4.38%	4.45%	4.39%
Cost of interest-bearing liabilities	2.86%	3.51%	2.98%	3.69%
Net interest rate spread	2.68%	2.81%	2.75%	2.83%

Net interest margin	2.73%	3.13%	2.79%	3.17%

Net interest margin-quarter ended 03/31/09	2.85%
Net interest margin-quarter ended 12/31/2008	3.14%
Net interest margin-quarter ended 09/30/2008	3.06%
Net interest margin-quarter ended 06/30/2008	3.13%

	As of
	June 30,		March 31,		December 31,		September 30,		June 30,
	2009		2009		2008		2008		2008
Shares outstanding at end of period	6,006,479	(1)	5,989,505	(2)	5,972,931	(3)	6,054,391	(4)	6,065,625	(5)
Book value per share	$6.98		$6.54		$4.90		$9.50		$12.46
Tangible book value per share	$6.49		$6.03		$4.38		$8.97		$11.91

(1)	Shares outstanding represent 6,294,898 shares issued (including 1,167 unvested restricted shares granted under the MRP), less 288,419 unallocated shares under the ESOP.
(2)	Shares outstanding represent 6,294,898 shares issued (including 2,696 unvested restricted shares granted under the MRP), less 305,393 unallocated shares under the ESOP.
(3)	Shares outstanding represent 6,295,298 shares issued (including 4,538 unvested restricted shares granted under the MRP), less 322,367 unallocated shares under the ESOP.
(4)	Shares outstanding represent 6,399,390 shares issued (including 48,587 unvested restricted shares granted under the MRP), less 339,341 unallocated shares under the ESOP.
(5)	Shares outstanding represent 6,421,940 shares issued (including 63,423 unvested restricted shares granted under the MRP), less 356,315 unallocated shares under the ESOP.